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                                                                    EXHIBIT 10.3

                             STOCKHOLDERS AGREEMENT

         THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") is made as of the 3rd day of October, 2001, by and among Security Associates International, Inc., a Delaware corporation ("SAI"), EGI-Fund (01) Investors, L.L.C., a Delaware limited liability company ("EGI"), and TJS Partners, L.P., a New York limited partnership ("TJS"). EGI and TJS are herein referred to individually as a "STOCKHOLDER" and collectively as the "STOCKHOLDERS". Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 3 hereof.

                                    RECITALS

         WHEREAS, pursuant to Stock Purchase Agreement of even date herewith (as amended or otherwise modified from time to time, the "STOCK PURCHASE AGREEMENT"), EGI has purchased from SAI 20,000 shares of Series B Preferred;

         WHEREAS, TJS holds 137,359 shares of Series A Preferred;

         WHEREAS, SAI and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing certain voting requirements with respect to a Change in Control and (ii) establishing certain rights with respect to a sale of shares by TJS; and

         WHEREAS, SAI and TJS have previously entered into that certain Stockholders Agreement (the "SERIES A AGREEMENT") dated as of August 6, 2001, by and among SAI, TJS and certain other holders of the Series A Preferred (the "OTHER SERIES A HOLDERS") which, among other matters, establishes certain rights for the Other Series A Holders with respect to a sales of shares by TJS.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Change in Control. Until such time as the EGI Group holds less than fifty percent (50%) of the EGI Underlying Common and EGI Outstanding Warrant Shares, if SAI shall be required to obtain stockholder approval for a Change in Control in which the holders of SAI Common would not receive consideration of at least $2.50 per share, then TJS hereby agrees that it will not participate or vote or consent in favor of any such Change in Control without the prior consent of members of the EGI Group holding at least fifty percent (50%) of the EGI Underlying Common and EGI Outstanding Warrant Shares.

                  2. Tag-along Rights. If TJS determines to sell at least fifty percent (50%) of its shares of Series A Preferred or Series A Underlying Common (excluding shares which are registered as of the date hereof) ("SERIES A SECURITIES") in a single transaction or in a series of related transactions within a three month period ("TAG-ALONG SALE"), TJS shall deliver written notice to EGI setting forth in reasonable detail the price and terms of the proposed sale or sales of such Series A Securities (the "EGI SALE NOTICE") and the maximum number of Series A Securities TJS will be permitted to sell in such Tag-Along Sale after complying with the Tag-along Rights provided to the Other Series A Holders under the Series A Agreement (the "TJS SALE NUMBER"). In such event,



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TJS shall make no sale or transfer of such Series A Securities in a Tag-Along
Sale unless the EGI Group shall have the right (exercisable in the manner set forth below), but not the obligation, to sell to the proposed transferee, on terms and conditions at least as favorable to the EGI Group as the terms and conditions set out in the EGI Sale Notice, a number of EGI Outstanding Shares equal to the TJS Sale Number multiplied by a fraction, the numerator of which is equal to the number of EGI Outstanding Shares held by the EGI Group, and the denominator of which is equal to the sum of (a) the number of shares of Series A Underlying Common held by TJS plus (b) the number of EGI Outstanding Shares held by the EGI Group. The EGI Group shall have fifteen (15) days from the date of delivery of the EGI Sale Notice to exercise its right to participate in such sale by providing written notice to TJS of such exercise within such fifteen
(15) day period. The provisions of this Section 2 shall not apply to sales or distributions of Series A Securities to one or more of the partners of TJS (other than to Thomas Salvatore, individually, and his Affiliates); provided, however, that this Section 2 shall apply in the event that such partners subsequently determine to sell in concert Series A Securities in a transaction or series of transactions to which this Section 2 would apply had TJS determined to sell such shares of Series A Securities (i.e. such partners subsequently determine to sell in concert a number of shares equal to at least fifty percent (50%) of the Series A Securities).

                  3. Definitions.

                  "AFFILIATE" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

                  "CHANGE IN CONTROL" means (i) the merger or consolidation of SAI into another corporation pursuant to which the holders of SAI capital stock receive cash or other marketable securities in exchange for their shares of capital stock; (ii) the sale of all or substantially all of SAI's assets determined on a consolidated basis to one or more third parties; or (iii) the liquidation of all or substantially all of SAI's assets determined on a consolidated basis.

                  "EGI GROUP" means (i) EGI, (ii) any direct or indirect Affiliate of EGI, under control of, or common control with, EGI, (iii) any direct or indirect member of EGI or such Affiliate, and (iii) any direct or indirect Affiliate of any member of EGI under control of, or common control with, such member.

                  "EGI OUTSTANDING SHARES" means (i) shares of the EGI Preferred (on an as-converted basis, if applicable), or, to the extent converted, shares of EGI Underlying Common issued upon conversion, plus (ii) EGI Outstanding Warrant Shares.

                  "EGI OUTSTANDING WARRANT SHARES" means shares of SAI Common issued upon exercise of the EGI Warrant.

                  "EGI PREFERRED" means the 20,000 shares of Series B Preferred issued by SAI to EGI pursuant to the terms of the Stock Purchase Agreement.



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                  "EGI UNDERLYING COMMON" means shares of SAI Common issuable upon the conversion of the EGI Preferred.

                  "EGI WARRANT" means the warrant to purchase 2,500,000 shares of SAI Common issued to EGI pursuant to the Stock Purchase Agreement.

                  "SAI COMMON" means SAI's Common Stock, par value $0.001 per share.

                  "SERIES A PREFERRED" means SAI's Series A Convertible Preferred Stock, par value $10.00 per share.

                  "SERIES A UNDERLYING COMMON" means shares of SAI Common issuable upon the conversion of the Series A Preferred

                  "SERIES B PREFERRED" means SAI's Series B Convertible Preferred Stock, par value $10.00 per share.

                  4. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party unless such modification, amendment or waiver is approved in writing by such party. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  6. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  7. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by SAI and its successors and assigns and the Stockholders and the respective successors and permitted assigns (including (a) each member of the EGI Group and (b) any partners of TJS with respect to Series A Securities acquired from TJS pursuant to Section 2, but only in the event that such partners act in concert such that Section 2 applies and then only Section 2 shall bind such partners) of each of them, so long as they hold Series A Preferred, Series B Preferred, the EGI Warrant, any shares of SAI Common issuable upon conversion of such Series A Preferred or Series B Preferred or any EGI Outstanding Warrant Shares.



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                  8. Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile signature), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  9. Remedies. SAI and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that SAI and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  10. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to SAI or the Stockholders at the address set forth below and to any other recipient at the address indicated on SAI's books and records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. SAI's address is:

                  If to SAI:

                           Security Associates International, Inc.
                           2101 S. Arlington Heights Rd.
                           Arlington Heights, IL 60005-4142

                  with copies to:

                           Sachnoff & Weaver, Ltd.
                           30 S. Wacker Drive, Suite 2900
                           Chicago, Illinois 60606
                           Attention:  Jeffrey A. Schumacher

                  If to EGI:

                           EGI-Fund (01) Investors, L.L.C.
                           Two N. Riverside Plaza, Suite 600
                           Chicago, IL  60606
                           Attention:  Mark Radzik
                           Fax: (312) 454-9678



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                  with copies to:

                           Equity Group Investments, LLC
                           Two N. Riverside Plaza, Suite 600
                           Chicago, IL  60606
                           Attention:  Joseph Paolucci, Esq.
                           Fax: (312) 454-0335

                  If to TJS:

                           TJS Partners, L.P.
                           115 East Putnam Avenue
                           Greenwich, CT 06830
                           Fax: (203) 629-9594

                  11. Governing Law; Jurisdiction. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereby consent to the exclusive jurisdiction and venue of the state or federal courts located in Cook County, Illinois, for any dispute arising out of or relating to this Agreement.

                  12. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which SAI's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

                  13. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  14. Termination. This Agreement shall automatically terminate and cease to be of any further force or effect on December 31, 2003.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Stockholders Agreement on the day and year first above written.

SECURITY ASSOCIATES INTERNATIONAL, INC.


By: /s/ Raymond A. Gross
   ----------------------------------------
Name: Raymond A. Gross
     --------------------------------------
Title: Chief Executive Officer
      -------------------------------------


EGI-FUND (01) INVESTORS, L.L.C.


By: /s/ Donald J. Liebentritt
   ----------------------------------------
Name: Donald J. Liebentritt
     --------------------------------------
Title: Vice President
      -------------------------------------


TJS PARTNERS, L.P.


By: /s/ Thomas J. Salvatore
   ----------------------------------------
Name: Thomas J. Salvatore
     --------------------------------------
Title: General Partner
      -------------------------------------